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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 6, 2001 included in Exult, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP
Orange County, California

July 12, 2001